EXHIBIT 23.1

	       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
	       -----------------------------------------

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement on Form S-8 for the HemaCare Corporation 1986 Stock Option Plan.



					  Arthur Andersen LLP
					  -------------------
					  ARTHUR ANDERSEN LLP

   Los Angeles, California
   June 9, 1995